Exhibit 99.1

HAMPSHIRE GROUP, LIMITED
STOCK SYMBOL: HAMP.PK

CONTACT:   Berns Communications Group, LLC
           Stacy Berns/Melissa Jaffin
           (212) 994-4660

          HAMPSHIRE GROUP ANNOUNCES FILING SUIT AGAINST LUDWIG KUTTNER,
                        CHARLES CLAYTON AND ROGER CLARK


New York, NY - March 10, 2008 - Hampshire Group, Limited (Pink Sheets: HAMP.PK) today announced that, based on the findings of the previously announced investigation by the Audit Committee of its Board of Directors, it has filed a complaint in the Court of Chancery of the State of Delaware for the County of New Castle against Ludwig Kuttner, a director of Hampshire and its former Chief Executive Officer, Charles Clayton, Hampshire's former Executive Vice President, Treasurer and Chief Financial Officer, and Roger Clark, Hampshire's former Vice President-Finance and Principal Accounting Officer.

The suit details how Kuttner, Clayton and Clark abused the confidence and trust placed in them through breach of fiduciary duty, gross mismanagement, corporate waste, unjust enrichment, common law fraud and, as to Kuttner, common law conversion. Hampshire's claims are based on a pattern of misconduct by Kuttner, with the assistance of Clayton and Clark, over many years to fraudulently take money from Hampshire, to deny the government taxes that were duly owed and to misuse corporate assets for personal use.

About Hampshire Group
Hampshire Group, Limited is a leading U.S. provider of women's and men's sweaters, wovens and knits, and a growing designer and marketer of branded apparel. Its customers include leading retailers such as Macy's, Kohl's, Target, JC Penney, Dillards, Bloomingdale's and Nordstrom, for whom it provides trend-right, branded apparel. Hampshire's owned brands include Spring+Mercer(R), its newly-launched "better" apparel line, Designers Originals(R), the Company's first brand and still a top-seller in department stores, as well as Mercer Street Studio(R), Requirements(R), and RQT(R). The Company also licenses the Geoffrey Beene(R) and Dockers(R) labels for men's sweaters, both of which are market leaders in their categories, and recently acquired licenses for Joseph Abboud(R) Components men's tops and bottoms and women's related separates.

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           Cautionary Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company's current views with respect to future events. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrences of unanticipated events. Readers are urged to review and consider carefully the various disclosures made by the Company in its Form 10-K and other Securities and Exchange Commission filings, which advise interested parties of certain factors that affect the Company's business. Risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward looking statements include, but are not limited to, the following: decreases in business from or the loss of any of our key customers; financial instability experienced by our customers; loss or inability to renew certain licenses; use of foreign suppliers to manufacture our products; failure to deliver quality products in a timely manner; chargebacks and margin support payments; challenges integrating businesses we have or may acquire; unanticipated results from the resolution of tax matters; our dispute with Mr. Kuttner and the impact of his ownership of our common stock; investigations by government agencies and other potential litigation; material weaknesses in our internal controls; potential future restatements of our financial statements; and loss of certain key personnel.

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